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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-85501) of Irvine Sensors Corporation of our report dated December 5, 1995, except for the last paragraph of Note 6 which is as of December 16, 1997, which appears on page 17 of the 1995 Annual Report to Shareholders of Irvine Sensors Corporation, which is incorporated by reference in Irvine Sensors Corporation's Annual Report on Form 10-K/A for the year ended October 1, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 17 of this Form 10-K/A.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Costa Mesa, California
January 5, 1998


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